Exhibit 99.3

Independent Review Report to Kraft Foods Inc.

Introduction

We have been engaged by the company to review the condensed consolidated financial statements for the three and nine months ended 30 September 2009, which comprises the condensed consolidated balance sheet, the condensed consolidated statements of earnings, of equity and of cash flows and related notes included at Exhibit 99.2.

Management’s responsibilities

The condensed consolidated financial statements are the responsibility of the company’s management. As disclosed in note 1, the annual financial statements of the company are prepared in accordance with accounting principles generally accepted in the United States of America. The condensed consolidated financial statements included in this report have been prepared in accordance with US Securities and Exchange Commission rules for interim financial reporting.

Our responsibility

Our responsibility is to express to the company a conclusion on the condensed consolidated financial statements based on our review. This report, including the conclusion, has been prepared for and only for the company to satisfy Rule 28.3(b) of the City Code on Takeovers and Mergers and for no other purpose. We do not, in producing this report, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come save where expressly agreed by our prior consent in writing.

Scope of review

We conducted our review in accordance with International Standard on Review Engagements (UK and Ireland) 2410, ‘Review of Interim Financial Information Performed by the Independent Auditor of the Entity’ issued by the Auditing Practices Board for use in the United Kingdom. A review of interim financial information consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing (UK and Ireland) or auditing standards generally accepted in the United States of America, and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the condensed consolidated financial statements for the three and nine months ended 30 September 2009 are not prepared, in all material respects, in accordance with accounting principles generally accepted in the United States of America and the US Securities and Exchange Commission rules for interim reporting.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

3 November 2009

PricewaterhouseCoopers LLP has given and not withdrawn its consent to the publication of the condensed consolidated financial statements for the three and nine months ended 30 September 2009 included at Exhibit 99.2 as set out in this Form 8-K dated 3 November 2009 with the inclusion of its report in the form and context in which it appears. This is not a consent pursuant to or as contemplated or referenced by the US Securities Act of 1933 or any other US law, rule or regulation.

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